CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 52 to the registration statement of Thrivent Mutual Funds on Form N-1A ("Registration Statement") of the following:

  Our reports dated June 7, 2004, relating to the financial statements and financial highlights which appear in the April 30, 2004 Annual Reports to Shareholders of The AAL Mutual Funds, which are also incorporated by reference into the Registration Statement.

  Our report dated December 5, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of Lutheran Brotherhood Family of Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
July 14, 2004